Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237999, 333-239761, 333-250144) and Form S-8 (Nos. 333-256544, 333-212352, 333-196538, 333-190716, 333-186184, 333-266688) of Norwegian Cruise Line Holdings Ltd. of our report dated February 28, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

February 28, 2023